Exhibit 99.1

Venus Concept Announces Fourth Quarter and Fiscal Year 2024 Financial Results

TORONTO, March 31, 2025 (GLOBE NEWSWIRE) – Venus Concept Inc. (“Venus Concept” or the “Company”) (NASDAQ: VERO), a global medical aesthetic technology leader, announced financial results for the three and twelve months ended December 31, 2024.

Summary of Financial Results & Recent Progress:

•	Company continues to execute against Transformation Plan
o	Cash used in operations in 2024 of $11.1 million, down 14% year-over-year
•	The Company achieved a substantial reduction in outstanding debt in FY24, from $74.9 million to $39.7 million, down 47% year-over-year
•	Total revenue for the fourth quarter of $15.8 million, down 13% year-over-year, and up 5% quarter-over-quarter.
o	Fourth quarter operating expenses declined 11% year-over-year
o	Fourth quarter GAAP net loss improved 28% year-over-year
o	Fourth quarter Adjusted EBITDA loss of $6.1 million, compared to $5.9 million last year
•
On November 7, 2024, the Company announced the continued expansion of its international distributor network with several developments globally including Index International Ltd., a subsidiary of Paragon Meditech, in Taiwan, Quirugil S.A, in Colombia and certification of select products in India with the Company’s exclusive distribution partner, Spectra Medical Systems.

•
On February 27, 2025, the Company announced a 1-for-11 reverse stock split of the Company’s issued and outstanding common stock, which began trading on The Nasdaq Capital Market (“Nasdaq”) on a split-adjusted basis at the open of trading on March 4, 2025. On March 18, 2025, the Company received notification from Nasdaq that it has regained compliance with its minimum bid-price listing standard.

•
On March 27, 2025, the Company, Madryn Health Partners, LP and Madryn Health Partners (Cayman Master), LP, (collectively “Madryn”) amended the existing Bridge Loan Agreement to create an additional $10.0 million of financing capacity available to the Company.

Management Commentary:

“Difficulties in the industry persisted in the fourth quarter and impacted our results relative to the expectations we outlined during our third quarter report,” said Rajiv De Silva, Chief Executive Officer of Venus Concept. “Our focus remains on reducing our cash burn through disciplined cost management, while making targeted investments to regain growth of the business. In February, we announced important management structure changes, which by design, will enable us to be responsive and decisive in our strategic plan and continue our goal to position the Company for long-term success. Lastly, we appreciate the continued partnership with Madryn as evidenced by the latest bridge loan amendment.”

Fourth Quarter 2024 Financial Results:

	Three Months Ended December 31,
	2024	2023
	(dollars in thousands)
Revenues by region:
United States	$10,274	$11,789
International	5,491	6,343
Total revenue	$15,765	$18,132

	Three Months Ended December 31,
	2024		2023		Change
(in thousands, except percentages)	$	% of Total	$	% of Total	$	%
Revenues by product:
Venus Prime / Subscription—Systems	$2,533	16.1	$6,064	33.4	$(3,531)	(58.2)
Products—Systems	10,000	63.4	8,662	47.8	1,338	15.4
Products—Other	2,524	16.0	2,544	14.0	(20)	(0.8)
Services	708	4.5	862	4.8	(154)	(17.9)
Total	$15,765	100.0	$18,132	100.0	$(2,367)	(13.1)

Total revenue for the fourth quarter of 2024 decreased $2.4 million, or 13%, to $15.8 million, compared to the fourth quarter of 2023. The decrease in total revenue, by region, was driven by a $1.5 million, or 13%, decrease year-over-year in United States revenue and a $0.9 million, or 13%, decrease year-over-year in International revenue. The decrease in total revenue, by product category, was driven primarily by a 58% decrease in lease revenue, partially offset by a 15% increase in products – systems revenue. The percentage of total systems revenue derived from the Company’s internal lease programs (Venus Prime and our legacy subscription model) was approximately 20% in the fourth quarter of 2024, compared to 41% in the prior year period.

Gross profit for the fourth quarter of 2024 decreased $1.2 million, or 10%, to $10.9 million compared to the fourth quarter of 2023. The decrease in gross profit is primarily due to the effects of tighter third-party lending practices which negatively impacted capital equipment sales in both the U.S. and international markets. Gross margin was 69.1% of revenue, compared to 66.5% of revenue for the fourth quarter of 2023.

Operating expenses for the fourth quarter of 2024 decreased $2.1 million, or 11%, to $17.6 million, compared to the fourth quarter of 2023. The change in total operating expenses was driven by a decrease of $1.3 million, or 13%, in general and administrative expenses, a decrease of $0.7 million, or 8%, in selling and marketing expenses, and a decrease of $0.2 million, or 12%, in research and development expenses. The reduction in fourth quarter of 2024 general and administrative expenses reflects our continued progress in cost containment and streamlining of our operations.

Operating loss for the fourth quarter of 2024 was $6.7 million, compared to operating loss of $7.6 million for the fourth quarter of 2023.

Net loss attributable to stockholders for the fourth quarter of 2024 was $8.0 million, or $11.23 per share, compared to net loss of $11.1 million, or $20.14 per share for the fourth quarter of 2023. Weighted-average shares outstanding for the fourth quarter of 2024 and 2023 gives effect for the Company’s 1 for 11 reverse stock split effective March 3, 2025. Adjusted EBITDA loss for the fourth quarter of 2024 was $6.1 million, compared to adjusted EBITDA loss of $5.9 million for the fourth quarter of 2023.

As of December 31, 2024, the Company had cash and cash equivalents of $4.3 million and total debt obligations of approximately $39.7 million, compared to $5.4 million and $74.9 million, respectively, as of December 31, 2023.

Fiscal Year 2024 Financial Results:

	Twelve Months Ended December 31,
	2024	2023
	(dollars in thousands)
Revenues by region:
United States	$38,176	$43,454
International	26,657	32,900
Total revenue	$64,833	$76,354

	Twelve Months Ended December 31,
	2024		2023		Change
(in thousands, except percentages)	$	% of Total	$	% of Total	$	%
Revenues by product:
Venus Prime / Subscription—Systems	$13,265	20.6	$20,504	26.9	$(7,239)	(35.3)
Products—Systems	38,020	58.6	41,874	54.8	(3,854)	(9.2)
Products—Other	10,469	16.1	10,563	13.8	(94)	(0.9)
Services	3,709	4.7	3,413	4.5	(334)	(9.8)
Total	$64,833	100.0	$76,354	100.0	$(11,521)	(15.1)

Total revenue for fiscal year 2024 decreased $11.5 million, or 15%, to $64.8 million, compared to fiscal year 2023. The decrease in total revenue, by region, was driven by a $6.2 million, or 19%, decrease year-over-year in International revenue and a $5.3 million, or 12%, decrease year-over-year in United States revenue. The decrease in total revenue, by product category, was driven primarily by a 35% decrease in lease revenue and by a 9% decrease in products – systems revenue. The percentage of total systems revenue derived from the Company’s internal lease programs (Venus Prime and our legacy subscription model) was approximately 26% in fiscal year 2024, compared to 33% in the prior year period.

Operating loss for fiscal year 2024 was $27.2 million, compared to operating loss of $28.3 million for fiscal year 2023. Net loss attributable to stockholders for fiscal year 2024 was $47.0 million, or $71.17 per share, compared to net loss of $37.1 million, or $68.11 per share for fiscal year 2023. Weighted-average shares outstanding for fiscal year 2024 and 2023 gives effect for the Company’s 1-for-11 reverse stock split effective March 3, 2025. Adjusted EBITDA loss for fiscal year 2024 was $21.2 million, compared to adjusted EBITDA loss of $20.3 million for fiscal year 2023.

Fiscal Year 2025 Financial Outlook:

Given the Company’s active dialogue with existing lenders and investors and the ongoing evaluation of strategic alternatives with various interested parties to maximize shareholder value, the Company is not providing full year 2025 financial guidance at this time. The Company expects total revenue for the three months ending March 31, 2025, of at least $14.0 million.

Conference Call Details:

Management will host a conference call at 8:00 a.m. Eastern Time on March 31, 2025 to discuss the results of the quarter and the year with a question and answer session. Those who would like to participate may dial 877-407-2991 (201-389-0925 for international callers) and provide access code 13751985. A live webcast of the call will also be provided on the investor relations section of the Company’s website at ir.venusconcept.com.

For those unable to participate, a replay of the call will be available for two weeks at: 877-660-6853 (201-612-7415 for international callers); access code 13751985. The webcast will be archived at ir.venusconcept.com.

About Venus Concept

Venus Concept is an innovative global medical aesthetic technology leader with a broad product portfolio of minimally invasive and non-invasive medical aesthetic and hair restoration technologies and reach in over 60 countries and 10 direct markets. Venus Concept’s product portfolio consists of aesthetic device platforms, including Venus Versa, Venus Versa Pro, Venus Legacy, Venus Velocity, Venus Viva, Venus Glow, Venus Bliss, Venus Bliss MAX, Venus Epileve, Venus Viva MD and AI.ME. Venus Concept’s hair restoration systems include NeoGraft® and the ARTAS iX® Robotic Hair Restoration system. Venus Concept has been backed by leading healthcare industry growth equity investors, including EW Healthcare Partners (formerly Essex Woodlands), HealthQuest Capital, Longitude Capital Management and Aperture Venture Partners.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained herein that are not of historical facts may be deemed to be forward-looking statements. In some cases, you can identify these statements by words such as such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and other similar expressions that are predictions of or indicate future events and future trends. These forward-looking statements include, but are not limited to, but are not limited to, statements about our financial performance and metrics; the growth in demand for our systems and other products; the efficacy of the restructuring plan; the identification and efficacy of strategic alternatives to maximize shareholder value; the reduction in our cash burn; and the continued implementation of turnaround plans, including debt restructurings and financings.  These forward-looking statements are based on current expectations, estimates, forecasts, and projections about our business and the industry in which the Company operates and management’s beliefs and assumptions and are not guarantees of future performance or developments and involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this communication may turn out to be inaccurate. Factors that could materially affect our business operations and financial performance and condition include, but are not limited to, those risks and uncertainties described under Part II Item 1A—“Risk Factors” in our Quarterly Reports on Form 10-Q and Part I Item 1A—“Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. You are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. The forward-looking statements are based on information available to us as of the date of this communication. Unless required by law, the Company does not intend to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise.

Investor Relations Contact:

ICR Healthcare on behalf of Venus Concept:
Mike Piccinino, CFA
VenusConceptIR@westwicke.com

Venus Concept Inc.

Condensed Consolidated Balance Sheets
(In thousands of U.S. dollars, except share and per share data)

	December 31,
	2024	2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$4,271	$5,396
Accounts receivable, net of allowance of $3,402 and $7,338 as of December 31, 2024, and 2023	18,721	29,151
Inventories	17,561	23,072
Prepaid expenses	828	1,298
Advances to suppliers	6,027	5,604
Other current assets	1,104	1,925
Total current assets	48,512	66,446
LONG-TERM ASSETS:
Long-term receivables, net of allowance of $384 and $77 as of December 31, 2024, and 2023	8,534	11,318
Deferred tax assets	1,459	1,032
Severance pay funds	488	573
Property and equipment, net	936	1,322
Operating right-of-use assets, net	3,282	4,517
Intangible assets	4,973	8,446
Total long-term assets	19,672	27,208
TOTAL ASSETS	$68,184	$93,654
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Trade payables	$6,484	$9,038
Accrued expenses and other current liabilities	11,433	12,437
Note Payable	8,271	—
Current portion of long-term debt	—	4,155
Income taxes payable	—	366
Unearned interest income	907	1,468
Warranty accrual	917	1,029
Deferred revenues	953	1,076
Operating lease liabilities	1,322	1,590
Total current liabilities	30,287	31,159
LONG-TERM LIABILITIES:
Long-term debt	31,437	70,790
Accrued severance pay	528	634
Deferred tax liabilities	—	15
Unearned interest revenue	364	671
Warranty accrual	222	334
Operating lease liabilities	1,997	3,162
Other long-term liabilities	511	338
Total long-term liabilities	35,059	75,944
TOTAL LIABILITIES	65,346	107,103
Commitments and Contingencies (Note 9)
STOCKHOLDERS’ EQUITY (DEFICIT):
Common Stock, $0.0001 par value: 300,000,000 shares authorized as of December 31, 2024 and 2023; 709,130 and 552,205 issued and outstanding as of December 31, 2024 and 2023, respectively	30	30
Additional paid-in capital	311,238	247,854
Accumulated deficit	(308,899)	(261,903)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	2,369	(14,019)
Non-controlling interests	469	570
	2,838	(13,449)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$68,184	$93,654

Venus Concept Inc.
Condensed Consolidated Statements of Operations
(In thousands of U.S. dollars, except per share data)

	Three Months Ended December 31		Year Ended December 31,
	2024	2023	2024	2023
Revenue
Leases	$2,533	$6,064	$13,265	$20,504
Products and services	13,232	12,068	51,568	55,850
	15,765	18,132	64,833	76,354
Cost of goods sold
Leases	711	679	3,249	4,312
Products and services	4,165	5,390	17,278	19,875
	4,876	6,069	20,527	24,187
Gross profit	10,889	12,063	44,306	52,167
Operating expenses:
Selling and marketing	7,256	7,912	28,332	31,231
General and administrative	8,830	10,115	36,470	41,048
Research and development	1,474	1,670	6,688	8,197
Total operating expenses	17,560	19,697	71,490	80,476
Loss from operations	(6,671)	(7,634)	(27,184)	(28,309)
Other expenses:
Foreign exchange (gain) loss	980	(674)	2,135	(295)
Finance expenses	1,100	2,227	6,885	6,893
Loss on disposal of subsidiaries	23	97	23	174
Loss on debt extinguishment	-	2,040	11,355	2,040
Loss before income taxes	(8,774)	(11,324)	(47,582)	(37,121)
Income tax benefit	(758)	(174)	(611)	(71)
Net loss	(8,016)	(11,150)	(46,971)	(37,050)
Net loss attributable to stockholders of the Company	(7,965)	(11,116)	(46,996)	(37,250)
Net loss attributable to non-controlling interest	(51)	(34)	25	200

Net loss per share:
Basic	$(11.23)	$(20.14)	$(71.21)	$(68.47)
Diluted	$(11.23)	$(20.14)	$(71.21)	$(68.47)
Weighted-average number of shares used in per share calculation:
Basic	709	552	660	544
Diluted	709	552	660	544

Venus Concept Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31,
	2024	2023
CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES:
Net loss	$(46,971)	$(37,050)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,889	4,115
Stock-based compensation	1,043	1,569
Provision for bad debt	1,426	1,350
Provision for inventory obsolescence	1,048	1,158
Finance expenses and accretion	5,391	2,206
Deferred tax recovery	(443)	(69)
Loss on sale of subsidiary	23	174
Loss on disposal of property and equipment	93	10
Loss on debt extinguishment	11,355	2,040
Changes in operating assets and liabilities:
Accounts receivable short- and long-term	12,487	14,891
Inventories	4,463	(324)
Prepaid expenses	470	390
Advances to suppliers	(423)	277
Other current assets	800	1,603
Operating right-of-use assets, net	1,235	1,345
Other long-term assets	(699)	47
Trade payables	(2,211)	1,005
Accrued expenses and other current liabilities	(1,607)	(5,089)
Current operating lease liabilities	(268)	(217)
Severance pay funds	85	168
Unearned interest income	(868)	(1,215)
Long-term operating lease liabilities	(1,165)	(1,059)
Other long-term liabilities	(219)	(184)
Net cash used in operating activities	(11,066)	(12,859)
CASH FLOWS FROM (USED IN) INVESTING ACTIVITIES:
Purchases of property and equipment	(123)	(116)
Net cash used in investing activities	(123)	(116)
CASH FLOWS FROM FINANCING ACTIVITIES:
2024 Registered Direct Offering shares and warrants, net of costs $222	977	6,261
2024 Convertible Notes issued to EW, net of costs $393	1,607	-
Proceeds from issuance of common stock	10	816
Proceeds from Short-term Bridge Financing by Madryn, net of costs $342	7,596	—
Dividends from subsidiaries paid to non-controlling interest	(126)	(275)
Net cash provided by financing activities	10,064	6,802
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	(1,125)	(6,173)
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH — Beginning of year	5,396	11,569
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH — End of year	$4,271	$5,396
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for income taxes	$128	$124
Cash paid for interest	$1,610	$4,473

Use of Non-GAAP Financial Measures

Adjusted EBITDA is a non-GAAP measure defined as net income (loss) before foreign exchange (gain) loss, financial expenses, income tax expense (benefit), depreciation and amortization, stock-based compensation and non-recurring items for a given period. Adjusted EBITDA is not a measure of our financial performance under U.S. GAAP and should not be considered an alternative to net income or any other performance measures derived in accordance with U.S. GAAP. Accordingly, you should consider Adjusted EBITDA along with other financial performance measures, including net income, and our financial results presented in accordance with U.S. GAAP. Other companies, including companies in our industry, may calculate Adjusted EBITDA differently or not at all, which reduces its usefulness as a comparative measure. We understand that although Adjusted EBITDA is frequently used by securities analysts, lenders and others in their evaluation of companies, Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. Some of these limitations are: Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments; Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; and although depreciation and amortization are non-cash charges, the assets being depreciated will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements.

We believe that Adjusted EBITDA is a useful measure for analyzing the performance of our core business because it facilitates operating performance comparisons from period to period and company to company by backing out potential differences caused by changes in foreign exchange rates that impact financial assets and liabilities denominated in currencies other than the U.S. dollar, tax positions (such as the impact on periods or companies of changes in effective tax rates), the age and book depreciation of fixed assets (affecting relative depreciation expense), amortization of intangible assets, stock-based compensation expense (because it is a non-cash expense) and non-recurring items as explained below.

 The following is a reconciliation of net loss to Adjusted EBITDA for the periods presented:

Venus Concept Inc.
Reconciliation of Net loss to Non-GAAP Adjusted EBITDA

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Reconciliation of net loss to adjusted EBITDA	(in thousands)		(in thousands)
Net loss	$(8,016)	$(11,150)	$(46,971)	$(37,050)
Foreign exchange loss	980	(674)	2,135	(295)
Loss on disposal of subsidiaries	23	97	23	174
Loss on debt extinguishment	--	2,040	11,355	2,040
Finance expenses	1,100	2,227	6,885	6,893
Income tax (benefit) expense	(758)	(174)	(611)	(71)
Depreciation and amortization	965	1,073	3,889	4,115
Stock-based compensation expense	226	355	1,043	1,569
Other adjustments (1)	(618)	280	1,020	2,362
Adjusted EBITDA	$(6,098)	$(5,926)	$(21,232)	$(20,263)

(1). For the three and twelve months ended December 31, 2024 and December 31, 2023 the other adjustments are represented by restructuring activities designed to improve the Company’s operations and cost structure.